Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 23, 2025, relating to the financial statements and financial highlights of WEBs SPY Defined Volatility ETF (formerly, WEBs Defined Volatility SPY ETF), WEBs QQQ Defined Volatility ETF (formerly, WEBs Defined Volatility QQQ ETF), WEBs Energy XLE Defined Volatility ETF (formerly, WEBs Defined Volatility XLE ETF), WEBs Materials XLB Defined Volatility ETF (formerly, WEBs Defined Volatility XLB ETF), WEBs Industrials XLI Defined Volatility ETF (formerly, WEBs Defined Volatility XLI ETF), WEBs Consumer Discretionary XLY Defined Volatility ETF (formerly, WEBs Defined Volatility XLY ETF), WEBs Consumer Staples XLP Defined Volatility ETF (formerly, WEBs Defined Volatility XLP ETF), WEBs Health Care XLV Defined Volatility ETF (formerly, WEBs Defined Volatility XLV ETF), WEBs Financial XLF Defined Volatility ETF (formerly, WEBs Defined Volatility XLF ETF), WEBs Technology XLK Defined Volatility ETF (formerly, WEBs Defined Volatility XLK ETF), WEBs Communication Services XLC Defined Volatility ETF (formerly, WEBs Defined Volatility XLC ETF), WEBs Utilities XLU Defined Volatility ETF (formerly, WEBs Defined Volatility XLU ETF), and WEBs Real Estate XLRE Defined Volatility ETF (formerly, WEBs Defined Volatility XLRE ETF), each a series of WEBs ETF Trust, which are included in Form N-CSR for the period ended October 31, 2025, and to the references to our firm under the headings “Fund Service Providers” and “Financial Highlights” in the Prospectus, and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Cleveland, Ohio

February 25, 2026